UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 8, 2004

MIDWEST GENERATION, LLC

(Exact name of registrant as specified in its charter)

DELAWARE	333-59348	33-0868558
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

One Financial Place

440 South LaSalle Street, Suite 3500

Chicago, Illinois  60605

(Address of principal executive offices, including zip code)

312-583-6000

(Registrant’s telephone number, including area code)

Items 1 through 4, 6 and 8 through 12 are not included because they are inapplicable.

This current report includes forward-looking statements. Midwest Generation has based these forward-looking statements on its current expectations and projections about future events based upon knowledge of facts as of the date of this current report and its assumptions about future events. These forward-looking statements are subject to various risks and uncertainties that may be outside Midwest Generation’s control. Midwest Generation has no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This current report should be read in conjunction with Midwest Generation’s 2003 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the first quarter of 2004. Capitalized terms used in this current report which are not specifically defined have the meanings set forth in the other reports.

Item 5.  Other Events

On June 8, 2004, PricewaterhouseCoopers LLP, independent registered public accounting firm, reissued via this Form 8-K, its original Report of Independent Registered Public Accounting Firm that was included in Part II, Item 8 of the annual report on Form 10-K of Midwest Generation, LLC for the fiscal year ended December 31, 2003 filed with the Securities and Exchange Commission on March 15, 2004. The original report of PricewaterhouseCoopers LLP dated March 10, 2004 contained an explanatory paragraph indicating that the financial statements included in Midwest Generation’s 2003 annual report on Form 10-K were prepared on the basis that Midwest Generation would continue as a going concern and that the uncertainty about Edison Mission Midwest Holdings’ ability to repay or refinance $693 million of debt that was to mature in December 2004 raised substantial doubt about Midwest Generation’s ability to continue as a going concern. In April 2004, the $693 million of debt was repaid in full through new financings obtained by Midwest Generation, as described in Note 16 to the financial statements attached as Exhibit 99.1 to this Current Report on Form 8-K.  Such information is incorporated herein by reference.  Accordingly, the going concern explanatory paragraph referred to above has been removed.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c)  Exhibits.

Exhibit 99.1	Financial Statements of Midwest Generation, LLC for the years ended December 31, 2003, 2002 and 2001.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Midwest Generation, LLC (Registrant)

Date:	June 8, 2004	/s/ Kevin M. Smith
KEVIN M. SMITH
Manager and Vice President